Exhibit 10.22

PLEDGE AND SECURITY AGREEMENT

THIS PLEDGE AND SECURITY AGREEMENT (this “Pledge Agreement”) dated effective as of the 24th day of January, 2019, by and among STRATEGIC STORAGE TRUST II, INC., a Maryland corporation and STRATEGIC STORAGE OPERATING PARTNERSHIP II, L.P., a Delaware limited partnership (collectively, the “Pledgor”), and KEYBANK, NATIONAL ASSOCIATION, having an address at 225 Franklin Street, Boston, Massachusetts 02110, as agent (KeyBank, National Association, in such capacity as agent, hereinafter referred to as the “Agent”) for a syndicate of lenders (singly and collectively, the “Lenders”) as specifically provided in the Credit Agreement (as defined below).

W I T N E S S E T H

WHEREAS, pursuant to that certain Credit Agreement dated on or about the same date hereof (as same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) entered into by and among (i) Pledgor, (ii) the Agent, and (iii) the Lenders, the Agent and the Lenders have agreed to make a loan to Pledgor up to the aggregate principal amount of $87,700,000.00 (singly and collectively, the “Loan”) upon the terms and subject to the conditions set forth therein.

WHEREAS, Pledgor is the direct or indirect owner of one hundred percent (100%) of the ownership interests in the entities (the “Pledged Entities”) listed on Schedule 1 attached hereto and made a part hereof and, in connection with the making of the Loan to Pledgor, desires to pledge forty-nine percent (49%) of the ownership interests in each of the Pledged Entities.

NOW, THEREFORE, in consideration of the premises and to induce the Lenders to make the Loan to Pledgor under the Credit Agreement, Pledgor hereby agrees with the Agent and the Lenders as follows:

1. Defined Terms. Unless otherwise defined herein, terms which are defined in the Credit Agreement and used herein are so used as so defined, and the following terms shall have the following meanings:

“Agent”: as defined in the first paragraph of this Pledge Agreement.

“Article 8 Matter”: means any action, decision, determination or election by the Pledged Entities or their members, that the membership interests in the Pledged Entities, or any of them, be a “security” as defined in and governed by Article 8 of the UCC, and all other matters related to any such action, decision, determination or election.

“Collateral”: means the Pledged Interests and all Proceeds thereof.

“Credit Agreement”: as defined in the recitals of this Pledge Agreement.

“Distribution” means with respect to any Person, the declaration or payment of any cash, cash flow, dividend or distribution (however payable, whether in cash, assets, capital stock or otherwise) on or in respect of any shares of any class of capital stock, partnership interest, membership interest or other beneficial interest of such Person; the purchase, redemption, exchange or other retirement of any shares of any class of capital stock, partnership interest, membership interest or other beneficial interest of such Person, directly or indirectly through a Subsidiary of such Person or otherwise; the return of capital by such Person to its shareholders, partners, members or other owners as such; or any other distribution on or in respect of any shares of any class of capital stock or other beneficial interest of such Person.

“Lenders”: as defined in the first paragraph of this Pledge Agreement.

“Loan”: as defined in the recitals of this Pledge Agreement.

“Obligations”: means all indebtedness, obligations and liabilities of Borrower to the Agent and/or any of the Lenders, whether now existing or hereafter arising, direct or indirect, absolute or contingent, under any one or more of: (i) the Credit Agreement, the Note or any other Loan Document; and (ii) each of the same as hereafter modified, amended, extended or replaced.

“Pledge Agreement”: means this Pledge and Security Agreement, as amended, supplemented or otherwise modified from time to time.

“Pledged Interests”: means all right, title and interest of Pledgor, whether now owned or hereafter acquired, as the beneficial owner and holder of forty-nine percent (49%) of the membership interests in the Pledged Entities, together with all interests, certificates, options or rights of any nature whatsoever which may be issued or granted to Pledgor by any Pledged Entity in respect thereof.

“Proceeds”: means (i) Pledgor’s right, title and interest in and to all cash flow and other Distributions paid to Pledgor in respect of the Pledged Interests, whether paid as profits, cash or asset Distributions, repayment of loans or capital or otherwise and including all “proceeds” as such term is defined in Section 9-102(64) of the UCC; (ii) all books, records, electronically stored data and information relating to the Pledged Interests and all rights of access to such books, records and information; (iii) all contract rights, general intangibles, claims, powers, privileges, benefits and remedies of Pledgor relating to the foregoing; (iv) all additions to the Pledged Interests, all substitutions therefor and all replacements thereof; and (v) all cash or non-cash proceeds of any of the foregoing.

“UCC”: means the Uniform Commercial Code from time to time in effect in the State of New York; provided, however, that if by mandatory provisions of law, the perfection or the effect of perfection or non-perfection of the security interest granted hereunder in the Collateral is governed by the Uniform Commercial Code of a jurisdiction other than New York, “UCC” shall mean the Uniform Commercial Code as in effect in such other jurisdiction for purposes of provisions hereof relating to such perfection or effect of perfection or non-perfection.

2. Pledge; Grant of Security Interest. As security for the full and punctual payment and performance of the Obligations when due and payable (whether upon stated maturity, by acceleration or otherwise), the Pledgor hereby transfers, assigns, grants, bargains, sells, conveys, hypothecates, pledges, sets over, endorses over and delivers to the Agent all the Pledged Interests, and Pledgor hereby grants, pledges, hypothecates, transfers and assigns to the Agent a continuing lien on and security interest in all of the Collateral. Notwithstanding any other provisions of this Agreement, the foregoing pledge and grant of security interest shall only become effective as of such time as all required notice periods have lapsed under any loan agreements entered into by such Pledged Entity in order to grant such pledge and security interest.

3. Delivery of Certificates, Instruments, Etc. Pledgor shall deliver to the Agent:

(a) any and all original certificates, instruments and other documents, if any, evidencing or representing the Pledged Interests concurrently with the execution and delivery of this Pledge Agreement;

(b) the original certificates, instruments or other documents, if any, evidencing or representing all other Collateral (except for collateral which this Pledge Agreement specifically permits Pledgor to retain) within five (5) days after Pledgor’s receipt thereof; and

(c) within three (3) Business Days of the date hereof, evidence of the delivery of any and all notices required to be delivered under any loan agreements entered into by any Pledged Entity in order to grant the pledge hereunder.

4. Representations and Warranties.

(a) Pledgor represents and warrants that except for any consents as may be required in connection with any disposition of any portion of the Collateral by laws affecting the offering and sale of securities generally or as otherwise contemplated by the Credit Agreement, no consent of any other person or entity (including, without limitation, any owner or creditor of Pledgor), and no license, permit, approval or authorization of, exemption by, notice or report to, or registration, filing (other than the filing of financing statements under the UCC in order to perfect a security interest in that portion of the Collateral in which a security interest is perfected by filing) or declaration with any governmental instrumentality is required in connection with (i) the execution, delivery, performance, validity or enforceability of this Pledge Agreement, (ii) the perfection or maintenance of the security interest created hereby (including the first priority nature of such security interest) or (iii) the exercise by the Agent of any rights provided for in this Pledge Agreement.

(b) All the Pledged Interests have been duly and validly issued and are fully paid. No certificate or other instrument has been issued at any time to evidence the Pledged Interests. None of the membership interests comprising the Collateral are dealt in or traded on securities exchanges or in securities markets, and none by its terms expressly provides that it is a security governed by Article 8 of the UCC or that it is an investment company security, and none is held in a securities account (as defined in Section 8-501 of the UCC);

(c) Pledgor is the sole holder of record and sole beneficial owner of, and has good and valid title to, the Pledged Interests, free of any and all liens or options in favor of, or claims of, any other Person, except the lien created by this Pledge Agreement;

(d) Upon the filing of the Form UCC-1 Statements referred to in Section 13, the lien granted pursuant to this Pledge Agreement will constitute a valid, perfected first priority lien on the Pledged Interests and related Collateral with respect to that portion of the Collateral in which a security interest is perfected by the filing of a financing statement, enforceable as such against all creditors of Pledgor and any Persons purporting to purchase any Pledged Interests and related Collateral from Pledgor;

(e) There are no restrictions on the transfer of the Collateral to the Agent hereunder, or with respect to any subsequent transfer thereof or realization thereupon by the Agent and/or the Lenders (or, if there are any such restrictions, such transfer restrictions have been duly waived by all required parties), and Pledgor has obtained all consents needed in connection with any such transfer or subsequent transfer, subject to matters resulting from the operation of law.

5. Covenants. Pledgor covenants and agrees with the Agent and the Lenders that from and after the date of this Pledge Agreement until this Pledge Agreement shall be terminated:

(a) If Pledgor shall, as a result of its ownership of the Pledged Interests, become entitled to receive or shall receive (i) any membership interest certificate (including, without limitation, any certificate representing a dividend or a Distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights, (ii) any stock, (iii) any membership interests (including, without limitation, any membership interests representing a dividend or a Distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights, or (iv) any property other than cash, whether in addition to, in substitution of, as a conversion of, or in exchange for any of the Pledged Interests, or otherwise in respect thereof, Pledgor shall accept the same as the Agent’s agent, hold the same for the Agent and deliver the same forthwith to the Agent in the exact form received, duly endorsed by Pledgor to the Agent, if required, together with an undated assignment or power covering such certificate, duly executed in blank and with, if the Agent so requests, signature guaranteed, to be held by the Agent hereunder as additional security for the Obligations.

(b) Without the prior written consent of the Agent, Pledgor will not, directly or indirectly (i) vote to enable, or take any other action to permit, the issuer(s) of the Pledged Interests to issue any interests or shares, as applicable, or to issue any other securities convertible into or granting the right to purchase or exchange for any interests of the issuer(s) of the Pledged Interests, or (ii) sell, assign, transfer, exchange or otherwise dispose of, or grant any option with respect to, the Collateral, or (iii) create, incur or permit to exist any lien or option in favor of, or any claim of any person or entity with respect to, any of the Collateral, or any interest therein, except for the lien provided for by this Pledge Agreement and liens permitted under the Credit Agreement. Pledgor will defend the right, title and interest of the Agent in and to the Collateral against the claims and demands of all Persons whomsoever.

(c) At any time and from time to time, upon the written request of the Agent, and at the sole expense of Pledgor, Pledgor will promptly and duly execute and deliver such further instruments and documents and take such further actions as the Agent may reasonably request for the purposes of obtaining or preserving the full benefits of this Pledge Agreement and of the rights and powers herein granted. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other instrument or chattel paper, such note, instrument or chattel paper shall be promptly delivered to the Agent, duly endorsed in a manner satisfactory to the Agent, to be held as Collateral pursuant to this Pledge Agreement.

(d) Pledgor agrees to pay, and to indemnify and save the Agent harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes (other than income taxes on the income of the Agent or any of the Lenders) which may be payable or determined to be payable with respect to any of the Collateral (as the case may be) or in connection with any of the transactions contemplated by this Pledge Agreement.

(e) Pledgor shall not exercise any right with respect to the Collateral which would dilute or materially adversely affect the Agent’s rights in the Collateral.

(f) Except as permitted in the Credit Agreement, Pledgor shall not enter into or consent to any amendment or modification of, or with respect to, the operating agreement of Pledgor without the Agent’s prior written consent in each instance, which consent shall not be unreasonably withheld.

(g) Notwithstanding any other provision contained in this Pledge Agreement:

(i)

Pledgor hereby covenants and agrees with the Agent and the Lenders that from and after the date of this Pledge Agreement until this Pledge Agreement shall be terminated: (i) it will take no action of any nature whatsoever for any of the Pledged Interests to be treated as “securities” within the meaning of, or governed by, Article 8 of the UCC; (ii) it will take no action of any nature whatsoever to issue any “securities” within the meaning of, or governed by, Article 8 of the UCC, whether certificated or uncertificated; (iii) it will take no action of any nature whatsoever to issue any equity interests or voting rights to any person other than Pledgor or the Lenders; (iv) it will take no action of any nature whatsoever to enter into, acknowledge or agree to a control agreement with respect to the Pledged Interests; and (v) it will not consent to or permit the filing of financing statements with respect to the Pledged Interests except for financing statements filed by the Agent; and

(ii)

with respect to Article 8 Matters, Pledgor hereby irrevocably grants and appoints Agent, from the date of this Pledge Agreement until the termination of this Pledge Agreement in accordance with its terms, as Pledgor’s true and lawful proxy, for and in Pledgor’s name, place and stead to vote the Pledged Interests by Pledgor, whether directly or indirectly, beneficially or of record, now owned or hereafter acquired, only with respect to such Article 8 Matters. The proxy granted and appointed in this Section shall include the right to sign Pledgor’s name (as a member of the Pledged Entities) to any consent, certificate or other document relating to an Article 8 Matter and Pledged Interests that applicable law may permit or require, to cause Pledged Interests to be voted in accordance with the preceding sentence. Pledgor hereby represents and warrants that there are no other proxies and powers of attorney with respect to an Article 8 Matter and Pledged Interests that Pledgor may have granted or appointed. Pledgor will not give a subsequent proxy or power of attorney or enter into any other voting agreement with respect to Pledged Interests with respect to any Article 8 Matter and any attempt to do so with respect to an Article 8 Matter shall be void and of no effect.

THE PROXIES AND POWERS GRANTED BY PLEDGOR PURSUANT TO THIS AGREEMENT ARE COUPLED WITH AN INTEREST AND ARE GIVEN TO SECURE THE PERFORMANCE OF PLEDGOR’S OBLIGATIONS UNDER THIS AGREEMENT.

6. Cash Dividends; Distributions; Voting Rights. Unless an Event of Default shall have occurred and be continuing, Pledgor shall be permitted to exercise all voting rights with respect to the Pledged Interests and shall have the right to receive Distributions on the Collateral and to use, distribute or otherwise utilize the Collateral as it determines in its sole discretion; provided, however, that Pledgor shall not, without the prior written consent of the Agent in each instance, which consent shall not be unreasonably withheld, vote the Pledged Interests in favor of, or consent to, any resolution or action which does or might:

(i) impose any restrictions upon the sale, transfer or disposition of the Pledged Interests other than restrictions, if any, the application of which is waived to the full satisfaction of the Agent as to the Pledged Interests; or

(ii) result in the issuance of any additional interest in the Pledged Entities, or of any class of security, which issuance might adversely affect the value of the Collateral; or

(iii) vest additional powers, privileges, preferences or priorities to any other class of interest in the Pledged Entities to the detriment of the value of, or rights accruing to, the Collateral; or

(iv) except as permitted in the Credit Agreement, permit any Pledged Entity to sell, transfer, assign, pledge, mortgage or otherwise encumber any property owned by it, or to incur any new indebtedness in respect of such property, unless the Agent has given its prior written consent.

7. Rights of Agent.

(a) If an Event of Default shall have occurred and be continuing, the Agent shall have the right to require that any and all Proceeds paid to Pledgor and constituting the Collateral be delivered to the Agent for application to the Obligations, in such order as the Agent, in its sole discretion, may elect. In connection therewith, if an Event of Default shall have occurred and be continuing, the Agent shall have the right to direct the issuer(s) of the Pledged Interests to pay all such cash dividends or Distributions or other payment directly to the Agent or as otherwise directed by the Agent.

(b) If an Event of Default shall have occurred and be continuing, then all such Pledged Interests at the Agent’s option shall be registered in the name of the Agent or its nominee, and the Agent or its nominee may thereafter exercise (x) all voting and other rights pertaining to such Pledged Interests and (y) any and all rights of conversion, exchange, subscription and any other rights, privileges or options pertaining to such Pledged Interests as if the Agent were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Interests upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the organizational structure of Pledgor, or upon the exercise by Pledgor or the Agent of any right, privilege or option pertaining to such Pledged Interests, and in connection therewith, the right to deposit and deliver any and all of the Pledged Interests with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as it may determine), all without liability except to account for property actually received by it, but the Agent shall have no duty to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

(c) The rights of the Agent hereunder shall not be conditioned or contingent upon the pursuit by the Agent of any right or remedy against Pledgor or against any other Obligations or against any other Collateral security therefor, guarantee thereof or right of offset with respect thereto. The Agent shall not be liable for any failure to demand, collect or realize upon all or any part of the Collateral or for any delay in doing so, nor shall it be under any obligation to sell or otherwise dispose of any Collateral upon the request of Pledgor or any other person or entity or to take any other action whatsoever with regard to the Collateral or any part thereof.

8. Actions By Agent. Pledgor hereby designates the Agent as the attorney-in-fact of Pledgor after the occurrence and during the continuance of an Event of Default to (a) endorse in favor of the Agent any of the Collateral; (b) after the occurrence and during the continuance of an Event of Default, cause the transfer of any of the Collateral in such name as the Agent may from time to time determine; (c) after the occurrence and during the continuance of an Event of Default, cause the issuance of certificates for book entry and/or uncertificated securities;

(d) make, demand and initiate actions to collect any of the Collateral; and (e) take any other action to effectuate the terms and provisions of this Pledge Agreement. The Agent may take such other action with respect to the Collateral, as the Agent may reasonably determine to be necessary to protect and preserve its interest in the Collateral, whether or not the Obligations are then due and whether or not an Event of Default has occurred. The within designation and grant of power of attorney is coupled with an interest, is irrevocable until the Obligations have been paid in full, at which time the lien created by this Pledge Agreement shall automatically terminate. The power of attorney shall not be affected by subsequent disability or incapacity of Pledgor. The Agent shall not be liable for any act or omission to act pursuant to this Section 8, except for any act or omission to act which constitutes gross negligence or willful misconduct.

9. Remedies.

(a) If an Event of Default shall have occurred and be continuing, the Agent may exercise, in addition to all other rights and remedies granted in this Pledge Agreement and in any other instrument or agreement securing, evidencing or relating to the Obligations, all rights and remedies of a secured party under the UCC. Without limiting the generality of the foregoing, the Agent, if an Event of Default shall have occurred and be continuing, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon Pledgor or any other person or entity (all and each of which demands, presentments, protests, advertisements or notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, assign, give option or options to purchase or otherwise dispose of and deliver the Collateral, or any part thereof (or contract to do any of the foregoing), at public or private sale or sales, or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Agent shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in Pledgor, which right or equity is hereby waived or released. The Agent shall apply any Proceeds from time to time held by it and the net proceeds of any such collection, recovery, receipt, appropriation, realization or sale, after deducting all reasonable costs and expenses of every kind incurred therein or incidental to the care or safekeeping of any of the Collateral, or in any way relating to the Collateral, or the rights of the Agent hereunder, including, without limitation, reasonable attorneys’ fees and disbursements, to the payment in whole or in part of the Obligations, in such order as the Agent may elect, and only after such application and after the payment by the Agent of any other amount required by any provision of law, including, without limitation, Section 9-615(a) of the UCC, need the Agent account for the surplus, if any, to Pledgor. To the extent permitted by applicable law, Pledgor waives all claims, damages and demands any of them may acquire against the Agent arising out of the exercise by the Agent of any of its rights hereunder, except for any claims, damages and demands any of them may have against the Agent arising from the gross negligence or willful misconduct of the Agent. If any notice of a proposed sale or other disposition of the Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least ten (10) business days before such sale or other disposition. Pledgor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral (as the case may be) are insufficient to pay the Obligations and the reasonable fees and disbursements of any attorneys employed by the Agent to collect such deficiency.

(b) If any Event of Default occurs and is continuing, any deposits, balances or other sums credited by or due from the Agent, any affiliate of the Agent, or any of the Lenders, or from any affiliate of any of the Lenders, to Pledgor may to the fullest extent not prohibited by applicable law at any time or from time to time, without regard to the existence, sufficiency or adequacy of any other collateral, and without notice or compliance with any other condition precedent now or hereafter imposed by statute, rule of law or otherwise, all of which are hereby waived to the fullest extent permitted by law, be set off, appropriated and applied by the Agent against any or all of the Obligations irrespective of whether demand shall have been made, in such manner as the Agent in its sole and absolute discretion may determine. Within three (3) Business Days of making any such set off, appropriation or application, the Agent agrees to notify Pledgor provided the failure to give such notice shall not affect the validity of such set off or appropriation or application. ANY AND ALL RIGHTS TO REQUIRE THE AGENT, OR ANY OF THE LENDERS TO EXERCISE ITS RIGHTS OR REMEDIES WITH RESPECT TO ANY OTHER COLLATERAL WHICH SECURES THE LOAN, PRIOR TO EXERCISING ITS RIGHT OF SETOFF WITH RESPECT TO SUCH DEPOSITS, CREDITS OR OTHER PROPERTY OF PLEDGOR, ARE HEREBY KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVED.

10. Private Sales.

(a) Pledgor recognizes that the Agent may be unable to effect a public sale of any or all Pledged Interests, by reason of certain prohibitions contained in the Securities Act of 1933, as amended, and applicable state securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Pledgor acknowledges and agrees that any such private sale may result in prices and other terms less favorable to the Agent than if such sale were a public sale. The Agent shall be under no obligation to delay a sale of any of Pledged Interests for the period of time necessary to permit Pledgor to register such securities for public sale under the Securities Act of 1933, as amended, or under applicable state securities laws, even if Pledgor would agree to do so.

(b) Pledgor further agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make any sale or sales of all or any portion of Pledged Interests pursuant to this Section 10 valid and binding and in compliance with any and all other applicable requirements of law; provided, however, that Pledgor shall not be under any obligation to register Pledged Interests for public sale under the Securities Act of 1933, as amended, or under applicable state securities laws. Pledgor further agrees that a breach of any of the covenants contained in this Section 10 will cause irreparable injury to the Agent, that the Agent has no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 10 shall be specifically enforceable against Pledgor, and Pledgor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no default has occurred with respect to the Obligations.

11. Limitation on Duties Regarding Collateral. The Agent’s sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the UCC or otherwise, shall be to deal with it in the same manner as the Agent deals with similar securities and property for its own account. Neither the Agent nor any of its directors, officers, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of Pledgor or otherwise.

12. Financing Statements; Other Documents. This Pledge Agreement constitutes an authenticated record, and Pledgor hereby authorize the Agent to file one or more UCC-1 financing statements, continuation statements or other documents with respect to the Collateral, without the signature of Pledgor, and in such filing offices as the Agent shall deem reasonably appropriate. Pledgor agrees to deliver any other document or instrument which the Agent may reasonably request in connection with the administration and enforcement of this Pledge Agreement or with respect to the Collateral for the purposes of obtaining or preserving the full benefits of this Pledge Agreement and of the rights and powers herein granted.

13. Powers Coupled with an Interest. All authorizations and agencies and powers herein contained with respect to the Collateral are irrevocable and coupled with an interest.

14. Security Interest Absolute. All rights of the Agent hereunder, the grant of a security interest in the Collateral and all obligations of Pledgor hereunder, shall be absolute and unconditional irrespective of (i) any lack of validity or enforceability of the Credit Agreement, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (ii) any change in time, manner or place of payment of, or in any other term of, all or any of the Obligations or any other amendment or waiver of or any consent to any departure from the Note or any other agreement or instrument, (iii) any exchange, release or non-perfection of any other collateral, or any release or amendment or waiver of or consent to or departure from any guarantee, for all or any of the Obligations or (iv) any other circumstance which might otherwise constitute a defense available to (other than the defense of indefeasible payment), or a discharge of Pledgor in respect of the Obligations or in respect of this Pledge Agreement.

15. Fees and Expenses. To the extent provided in the Credit Agreement, Pledgor shall be obligated to, upon demand, pay to the Agent the amount of any and all reasonable expenses, including the reasonable fees and expenses of its counsel and of any experts or agents which the Agent or any Lender may incur in connection with (i) the sale of, collection from, or other realization upon, any of the Collateral, or (ii) during the continuance of an Event of Default, the exercise or enforcement of any of the rights of the Agent hereunder. Any such amounts payable as provided hereunder or thereunder shall be additional obligations secured hereby.

16. Termination. Upon the payment in full of the Obligations, in immediately available funds, including, without limitation, all unreimbursed costs and expenses of the Agent and of each Lender for which Pledgor is responsible, the Collateral shall be released without any further action, and the lien created hereby shall automatically terminate. However, such release shall not be deemed to terminate or release Pledgor from any obligation or liability under this Pledge Agreement which specifically by its terms survives the payment in full of the Obligations. Agent agrees, within thirty (30) days following written request by Pledgor, following repayment in full of the Obligations, to file any and all UCC-3 termination statements as may be necessary to evidence the release of Agent’s security interest in the Collateral.

17. Severability. Any provision of this Pledge Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

18. Paragraph Headings. The paragraph headings used in this Pledge Agreement are for convenience of reference only and are not to affect the construction, or be taken into consideration in interpreting, this Pledge Agreement.

19. No Waiver; Cumulative Remedies. The Agent shall not by any act, delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any default or in any breach of any of the terms and conditions hereof. No failure to exercise, nor any delay in exercising, on the part of the Agent, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Agent of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Agent would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any rights or remedies provided by law.

20. Waivers and Amendments; Successors and Assigns; Governing Law; Venue. None of the terms or provisions of this Pledge Agreement may be waived, amended, or otherwise modified except by a written instrument executed by the party against which enforcement of such waiver, amendment, or modification is sought. This Pledge Agreement shall be binding upon Pledgor and the Agent, and the successors and assigns of each, and shall inure to the benefit of the Agent and the Lenders and their successors and assigns and to the benefit of Pledgor and Pledgor’s successors and permitted assigns; provided that Pledgor shall have not any right to (i) assign this Pledge Agreement or any interest herein, or (ii) assign any interest in the Collateral or any part thereof, or otherwise pledge, encumber or grant any option with respect to the Collateral or any part thereof, or any cash or property held by Pledgor under this Pledge Agreement if any such assignment, pledge, encumbrance or grant would constitute a violation of the Credit Agreement. The rights of the Agent under this Pledge Agreement shall automatically be transferred to any transferee to which the Agent transfers the Note and the Credit Agreement pursuant to the terms thereof. The construction, interpretation, validity, enforceability and effect of all provisions of this Pledge Agreement including, but not limited to, the payment of the Obligations and the legality of the interest rate and other charges shall be construed and enforced in accordance with the internal laws of the State of New York (without regard to conflicts of laws). Pledgor agrees to submit to non-exclusive personal jurisdiction in the State of New York in any action or proceeding arising out of this Pledge Agreement and, in furtherance of such agreement, Pledgor hereby agrees and consents that, without limiting other methods of obtaining jurisdiction, personal jurisdiction over Pledgor in any such action or proceeding may be obtained within or without the jurisdiction of any court located in the State of New York, Borough of Manhattan, and that any process or notice of motion or other application to any such court in connection with any such action or proceeding may be served upon Pledgor by registered or certified mail to or by personal service at the last known address of such Pledgor, whether such address be within or without the jurisdiction of any such court.

21. Notices. Notices by the Agent to Pledgor, to be effective, shall be in writing and shall be hand-delivered or sent by Federal Express, or other reputable national overnight courier service, or by postage pre-paid registered or certified mail, return receipt requested, addressed to Pledgor at its address set forth below its signatures hereto, and shall be deemed to have been duly given or made (a) when delivered if hand-delivered or sent by Federal Express, or other reputable national overnight courier service, or (b) when delivered if sent by registered or certified mail. Any communications by Pledgor to the Agent may be given in any manner set forth in the immediately preceding sentence, with a copy to Riemer & Braunstein LLP, Attention: Kevin J. Lyons, Esq., to the addresses set forth in the Credit Agreement.

22. Entire Understanding. The Agent acknowledges that this Pledge Agreement, the Note, the Credit Agreement and the other Loan Documents set forth the entire agreement and understanding of the Agent and Pledgor with respect to the Loan and that no oral or other agreements, understanding, representation or warranties exist with respect to the Loan, other than those set forth in this Pledge Agreement, the Credit Agreement, the Note and the other Loan Documents.

23. Counterpart Signatures. This Pledge Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the undersigned has caused this Pledge Agreement to be duly executed and delivered as of the date first above written.

PLEDGOR:

STRATEGIC STORAGE TRUST II, INC.,
a Maryland corporation

By:	/s/ Michael S. McClure
Name:	Michael S. McClure
Title:	President

Address: 10 Terrace Road
Ranch, California 92694
Attn: H. Michael Schwartz

STRATEGIC STORAGE OPERATING PARTNERSHIP II, L.P., a Delaware limited partnership

By: STRATEGIC STORAGE TRUST II, INC., a Maryland corporation, its general partner

	By:	/s/ Michael S. McClure
	Name:	Michael S. McClure
	Title:	President

Address: c/o Strategic Storage Trust II, Inc.
Terrace Road
Ladera Ranch, California 92694
Attn: H. Michael Schwartz

[SIGNATURES CONTINUE ON FOLLOWING PAGE]

[Signature Page to Pledge and Security Agreement]

AGENT:

KEYBANK, NATIONAL ASSOCIATION

By:	/s/ Christopher T. Neil
Name:	Christopher T. Neil
Title:	Vice President

Address:	225 Franklin Street
Boston, MA 02110
Attn: Christopher T. Neil

[Signature Page to Pledge and Security Agreement]

Schedule 1

SST II 10231 S COLIMA RD, LLC

SST II 2234 ARROW HWY, LLC

SST II 4200 WESTMINSTER AVE, LLC

SST II 1571 W FOOTHILL BLVD, LLC

SST II 580 E LAMBERT RD, LLC

SST II 4O4 POTRERO GRANDE DR, LLC

SST II 7611 TALBERT AVE, LLC

SST II 3860 BENATAR WAY, LLC

SST II 43745 SIERRA HWY, LLC

SST II 43707 N. SIERRA HWY, LLC

SST II 6667 VAN BUREN BLVD, LLC

SST II 2998 ROCKVILLE RD, LLC

SST II 517 N 8TH ST, LLC

SST II 3937 SANTA ROSA AVE, LLC

SST II 8920 FEDERAL BLVD, LLC

SST II 435 AIRPORT BLVD, LLC

SST II 3757 NORWOOD DR, LLC

SST II 240 W ARMY TRAIL RD, LLC

SST II 4747 W CAL SAG RD, LLC

SST II 4100 FORESTVILLE RD, LLC

SST II 27203 GROESBECK HWY, LLC

SST II 24623 RYAN RD, LLC

SST II 42557 VAN DYKE AVE, LLC

SST II 262 E MAPLE RD, LLC

SST II 4233 US 130, LLC

SST II 10919 EVERGREEN WAY, LLC

SST II 9823 W. HILLSBOROUGH AVE, LLC

SST II 8141 HWY 59, LLC

SST II 3101 S. FEDERAL HWY, LLC

SST II 189 W LINTON BLVD, LLC

SST II 2581 JUPITER PARK DR, LLC

SST II 8135 LAKE WORTH RD, LLC

SST II 2320 NE 5TH AVE, LLC

SST II 10719 SOUTHERN BLVD, LLC

SST II 19240 HWY 12, LLC

SSGT 3252 N US HIGHWAY 1, LLC

SST II 501 NW BUSINESS CENTER DR, LLC

SST II 10325 W BROWARD BLVD, LLC

SSGT 6 SUN ISLAND RD, LLC

SST II 9890 POLLOCK DR, LLC,

SST II 6318 W SAHARA AVE, LLC,

SST II 590 E SILVERADO RANCH BLVD, LLC,

SST II 338 JESSE ST, LLC

SST II 4630 DICK POND RD, LLC

Schedule 1